UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 23, 2023

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) 333-153168
(Commission File Number)

Delaware	26-2435874
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Guadalupe Street, Ste. 260 Austin, Texas	78705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 337-1199

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective May 23, 2023, Laredo Oil, Inc. (the “Company”) transferred to Mark See, the Company’s Chief Executive Officer, two vehicles, a 2018 Ford Explorer and a John Deere Hoe Loader Model 420F2, which the Company determined had a combined current market value of $97,760. The transfer of the vehicles to Mr. See was in consideration of $97,760 of Mr. See’s unpaid compensation.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 23, 2023, the Company amended the first paragraph of Article Fourth of its Certificate of Incorporation. The amendment to Article Fourth increased the total number of authorized shares of the Company’s Common Stock, $0.0001 par value, from 90,000,000 shares to 120,000,000 shares. The amendment was approved and adopted by the Company’s directors and stockholders holding a majority of the outstanding shares of the Company’s common stock, in accordance with Delaware law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.1	Certificate of Amendment to Certificate of Incorporation, dated May 23, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: May 30, 2023	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Certificate of Amendment to Certificate of Incorporation of Laredo Oil, Inc., dated May 23, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)